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                                                                   Exhibit 10(q)

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made and entered into as of this 29th day of August , 1997 by and between DAVID M. DILLMAN, M.D., a citizen and resident of Illinois ("Seller"), and OMEGA HEALTH SYSTEMS OF ILLINOIS, INC., an Illinois corporation ("Buyer").

                                   RECITALS

         WHEREAS, Seller is the sole shareholder in Dillman Eye Care Associates, Inc., an Illinois corporation (the "Corporation");

         WHEREAS, Seller has agreed to sell all of Seller's stock (the "Shares") in the Corporation, and Buyer has agreed to purchase the Shares; and

         WHEREAS, in connection with that certain Management Agreement, dated as of August 29, 1997, and entered into by and between Buyer and Ocular Care Associates, S.C., an Illinois service corporation (the "Management Agreement"); Seller desires Buyer to provide and Buyer has agreed to provide management services to Ocular Care Associates, S.C.;

         NOW, THEREFORE, in consideration of the Recitals (which are incorporated into and deemed a part of this Agreement), the covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

SECTION 1.  PURCHASE AND SALE OF SHARES

         1.1 AGREEMENT TO PURCHASE AND SELL. Effective as of August 29, 1997, and upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver the Shares to Buyer, and Buyer shall accept the Shares.

         1.2 COLLECTION OF ACCOUNTS RECEIVABLE. For a period of six (6) months following the Closing Date (as defined herein) (the "Collection Period"), Omega shall collect the accounts receivable (the "Accounts") of the Corporation existing as of the Closing Date. Every thirty (30) days through the end of the Collection Period, Omega shall pay to Seller, any Accounts so collected, less twenty percent (20%) for such collection services (the "Collection Fee"). After the Collection Period, Omega shall cease collection efforts on the Accounts, and will review with the Seller the remaining Accounts. Seller agrees to cooperate with Omega in the collection of the Accounts. Seller understands and acknowledges that Omega will exercise only its normal collection efforts to collect the Accounts. Omega shall not exercise extraordinary efforts, including, but not limited to, litigation to collect the Accounts.




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         1.3 CLOSING DATE. The closing of the purchase and sale and the exchange contemplated herein (the "Closing") shall take place at such time and place as the parties hereto may agree in writing (the "Closing Date"). The parties agree that the Closing Date shall be extended, if required, to allow either party to fulfill any condition of this Agreement, but in no event shall the Closing be extended beyond August 31, 1997, unless agreed in writing by Seller and Buyer.

         1.4 TRANSFER OF THE SHARES. Effective as of the Closing Date, Seller shall sell, transfer, assign, grant, deliver and convey to Buyer all of Seller's right, title and interest in and to the Shares, free and clear of any lien, pledge, charge, security interest or encumbrance of any nature ("Lien") by delivery by Seller to the Buyer of the stock certificates representing the Shares duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all transfer taxes, direct or indirect, attributable to the transfer of the Shares paid or provided for.

         1.5 EVIDENCE OF TRANSFER. At the Closing and thereafter, as Buyer may from time to time request, Seller shall execute and deliver to the Buyer such documents and instruments of conveyance as may be appropriate and shall take or cause to be taken such actions as Buyer may reasonably request in order to accomplish the transfer of the Shares, and the consummation of the matters contemplated by this Agreement. All such documents shall be in form reasonably satisfactory to Buyer.

         1.6 PAYMENT OF PURCHASE PRICE. At the Closing, in consideration for the Shares, Buyer shall pay to Seller the Purchase Price set forth in Section 2 hereof.

SECTION 2.  CONSIDERATION

         2.1 AMOUNT OF CONSIDERATION. The purchase price for the Shares shall be
(i) Seven Hundred Twenty-five Thousand Dollars ($725,000) in the form of either a wire transfer or certified funds payable at the Closing; and (ii) Three Hundred Seventy-five Thousand Dollars ($375,000) represented by Buyer's 7% Subordinated Note, dated as of August 29, 1997, substantially in the form attached hereto as Exhibit 2 (the "Promissory Note") and (iii) the net value of the Accounts collected as provided in Section 1.2 hereof (the "Purchase Price").

         2.2 REFERRALS. The parties agree that nothing in this Agreement is intended to violate state or federal health care laws or regulations including, but not limited to, those listed in Section 3.8 herein, nor shall any portion of the consideration be construed as a payment for or inducement of the referral of patients. Seller shall be free to refer patients to whomever it sees fit in the exercise of professional judgment, according to the convenience or preference of the patient, or otherwise.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER




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         Seller represents, warrants and agrees with Buyer that:

         3.1 NUMBER OF, TITLE TO THE SHARES. The entire authorized capital stock of the Corporation consists of One Thousand (1,000) shares, no par value, of which Ten (10) shares are issued and outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Seller. Seller owns beneficially and of record, and has good and marketable title to, the Shares and shall convey the Shares to Buyer free and clear of all Liens. As of the Closing Date, Buyer will acquire good and marketable title to the Shares, free and clear of all Liens. Seller further warrants that the Corporation is no longer organized as a service corporation under Illinois law, that the Corporation is now a business corporation organized under Illinois law, and that the Shares may be legally transferred to Buyer.

         3.2 OPTIONS AND OTHER RIGHTS. There are no outstanding options, warrants, agreements, calls, conversion rights or other rights to subscribe for, purchase or otherwise acquire any of the Shares.

         3.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Seller has the full legal right, power and capacity, and all authority and approval required to enter into, execute and deliver this Agreement and to perform and observe fully Seller's obligations hereunder and to perform the transactions contemplated hereby. This Agreement has been fully executed and delivered by Seller and is the valid and binding obligation of Seller enforceable in accordance with its terms.

         3.4 TAXES. (a) Seller has paid, or will pay on or prior to any applicable due date, all income, employment and other taxes and duties accrued or owed by Seller in connection with the Shares.

         (b) The Corporation has filed all federal, state, local, municipal or other tax returns ("Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all material respects. All federal, state, local, municipal, or other income, employment, and other taxes ("Taxes") owed by the Corporation (whether or not shown on any Tax Return) through the Closing Date have been duly paid or accrued. The Corporation is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Corporation does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Corporation that arose in connection with any failure (or alleged failure) to pay any Tax.

         (c) The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

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         3.5 LITIGATION. Except as set forth on Schedule 3.5 hereto, there are no judgments unsatisfied against Seller or Corporation or consent decrees or injunctions to which Seller or Corporation is subject. Neither Seller nor Corporation is a party to any pending action, suit, proceeding or investigation, at law or in equity, or otherwise in, for or by any court or governmental board, commission, agency, department or officer arising from the acts of Seller or of Corporation or initiation thereof by Seller or Corporation. Neither Seller nor Corporation is subject to any order, judgment, decree or governmental restriction which adversely affects the either the Shares or which would prevent the transactions contemplated by this Agreement. Neither Seller nor Corporation is in violation of any law, order, writ, injunction or decree of any court, governmental department or instrumentality (including, without limitation, applicable environmental protection legislation and regulations). There is no claim, action or proceeding now pending or, to the knowledge of Seller, threatened against Seller or Corporation which will, or could, prevent or delay consummation of the transactions contemplated by this Agreement.

         3.6 CONTRACTS OR OTHER AGREEMENTS. Neither the execution or delivery of this Agreement nor the consummation of this transaction will: (i) conflict with, constitute a breach, violation or termination of any provision of any contract or other agreement to which either the Seller or Corporation is a party or by which either the Seller or Corporation is bound; (ii) result in the creation or imposition of any Lien against the Shares; or (iii) violate any law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to the Seller, Corporation, or the Shares.

         3.7 HEALTHCARE COMPLIANCE. Either the Seller or the Corporation is participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other third-party payor programs. Except as listed on Schedule 3.7, all necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and to the best knowledge of Seller no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture, or non-renewal of any such third-party payor program. To the best of Seller's knowledge, Seller and the Corporation are in full compliance with the requirements of all such third-party payor programs applicable thereto.

         3.8 FRAUD AND ABUSE. Seller and persons and entities providing professional services for Seller have not, to the knowledge of Seller, engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statues or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

                  (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

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                  (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (c) failing to disclose knowledge by a claimant of the occurrence of any event effecting the initial or continued right to any benefit or payment on his own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

                  (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicaid or Medicare.

         3.9 ACCURACY AND MATERIALITY. No representation or warranty of Seller contained in this Agreement or any other document prepared by Seller and delivered to Buyer in connection with this Agreement contains any untrue statement of a material fact, or fails to state any material fact necessary in order to make the statements made in this Agreement or such document not misleading. Each of the representations, warranties and covenants contained in this Section 3 shall be deemed to be material to and have been relied upon by Buyer, and shall be binding and enforceable, notwithstanding any independent investigation made by Buyer.

         3.10 REVIEW AND CONSULTATION. Seller has had access to and reviewed such information and has consulted with all legal counsel, tax counsel, accountants and other experts and advisors deemed necessary by Seller in connection with the transactions contemplated herein.

         3.11 BROKER FEES. Neither Seller nor the Corporation has utilized the services of a broker in connection with this transaction, and neither Seller nor the Corporation has any liability or obligation to pay any fee or commission to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.12 PRACTICE ASSETS. Attached hereto as Schedule 3.12 is a true and complete list of all of the non-cash assets, including leases to which Corporation is a party, of Corporation at Closing Date (the "Practice Assets"). Corporation has and at the Closing will have good title, unencumbered by any Lien, to all of the Practice Assets. The Practice Assets will be updated at Closing, and supplies and inventories at Closing will be at levels greater than or equal to the Closing Date levels.

         3.13 ACCOUNTS RECEIVABLE. Attached hereto as Schedule 3.13 is a true and complete list of all accounts receivable of Corporation at the Closing Date (the "Accounts Receivable"). Prior

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to the Closing there shall be no change in the Accounts Receivable except for transactions in the normal course of the Corporation's business. The Accounts Receivable will be updated at the Closing.

         3.14 FINANCIAL STATEMENTS. Attached hereto as collective Exhibit 3.14 are unaudited financial statements of Corporation at December 31, 1996, 1995 and 1994, including balance sheets and income statements for the periods then ended. Such financial statements accurately reflect the condition and results of operations of Corporation at such dates and for such periods. Since December 31, 1996 there has not been, and prior to the Closing Date there will not be any material adverse change in the assets or business condition, financial or otherwise, of Corporation or the Practice Assets.

         3.15 LIABILITIES. Attached hereto as Schedule 3.15 is a true and complete list at the Closing Date of Corporation's debts, liabilities, or obligations, whether contingent, nonasserted, or nonaccrued, of any type or nature, including obligations on contracts, leases, written or oral, employee benefits, or state or federal tax obligations (the "Corporate Liabilities"). Except for the Corporate Liabilities, Corporation does not have, and at the Closing Date will not have, any debts or obligations, contingent or otherwise, related to the conduct of the Corporation's business prior to the Closing Date, except as may be reserved for on Schedule 3.15.

         3.16 MALPRACTICE CLAIMS. Since January 1, 1993, Corporation and its professional employees have been continuously insured for professional malpractice claims. Attached hereto as Schedule 3.16 is a list of all insurance claims filed by Corporation or any of its professional employees since December 31, 1993. Neither Corporation nor any of its professional employees is in violation or default of any provision contained in any insurance policy for their benefit, and neither has failed to give any required notice or timely present any claim under any such policy. Seller and Corporation hereby agree to promptly cause its professional liability insurance carrier to furnish to Buyer a list of professional liability claims known to such insurance carrier, or otherwise currently pending or threatened against Seller or Corporation.

         3.17 GOVERNMENTAL APPROVALS. Corporation and all professionals employed by it have all permits and licenses required by all applicable laws and regulations and are not in violation of any such applicable laws or regulations. Corporation is duly licensed, and Corporation and its clinics, offices and facilities are lawfully operated in accordance with the requirements of all applicable laws and certificates of need and has all necessary authorizations and certificates of need for their use and operation, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to Corporation or any physician employed thereby issued by any governmental authority or third party payor requiring conformity or compliance with any applicable law or condition for participation of such governmental authority or third party payor, and after reasonable and independent inquiry and due diligence and investigation, Corporation has knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the ordinary course of business.


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         3.18 THIRD-PARTY RELATIONS. Neither Seller nor Corporation is aware of any problem or disagreements with any third parties with which it does business and the Corporation will use its best efforts from the date of this Agreement until the Closing Date to operate its business in such a manner so as not to adversely affect the goodwill of their patients, suppliers, employees, associated physicians and other such persons or third parties with which Corporation does business.

         3.19 TRADE RELATIONS. There exists no actual or threatened limitation of the business relationship of Corporation with any material customer, supplier or landlord or with any person whose contracts or projected contracts with Corporation would be material to the operations of Corporation. There exists no condition or state of facts or circumstances which could result in the occurrence of a material adverse effect with respect to Corporation or prevent Buyer from conducting its business after the consummation of the transactions contemplated by this Agreement as such business is conducted or proposed to be conducted.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents, warrants and agrees with Seller that:

         4.1 CONTRACTS OR OTHER AGREEMENTS. Neither the execution or delivery of this Agreement nor the consummation of this transaction will: (i) conflict with, constitute a breach, violation or termination of any provision of any contract or other agreement to which Buyer is a party or by which it is bound; or (ii) violate any law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to Buyer.

         4.2 REVIEW AND CONSULTATION. Buyer has had access to and reviewed such information and has consulted with all legal counsel, tax counsel, accountants and other experts and advisors deemed necessary by Buyer in connection with the transactions contemplated herein.

         4.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Buyer has the full legal right, power and capacity, and all authority and approval required to enter into, execute and deliver this Agreement and to perform and observe fully Buyer's obligations hereunder and to perform the transactions contemplated hereby. This Agreement has been fully executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable in accordance with its terms.

         4.4 OWNERSHIP. Buyer is a wholly-owned subsidiary of Omega Health Systems, Inc.

         4.5 FRAUD AND ABUSE. Buyer and persons and entities providing professional services for Buyer, have not, to the knowledge of Buyer, engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statues or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

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                  (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (c) failing to disclose knowledge by a claimant of the occurrence of any event effecting the initial or continued right to any benefit or payment on his own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

                  (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicaid or Medicare.

         4.6 LITIGATION. Other than that set forth on Schedule 4.6, there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding by any governmental entity pending or to the best of Buyer's knowledge, threatened against, or affecting Buyer, and to the best of Buyer's knowledge there is no basis for any of the foregoing.

         4.7 AUTHORITY TO ISSUE OMEGA STOCK. Omega has the full legal right, power and capacity, and all authority and approval required to issue the Omega Stock, which stock shall be fully paid and non-assessable.

SECTION 5. CONDITIONS AND ADDITIONAL AGREEMENTS.

         5.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The Closing and all obligations of Buyer pursuant to this Agreement shall be conditioned upon the following:

                  (a) All representations and warranties contained in Section 3 shall be true and correct as of the date of this Agreement and as of the Closing Date;

                  (b) There shall have been no material change in the Practice Assets, Corporate Liabilities, financial condition or business of the Corporation from the date of this Agreement through the Closing Date;


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                  (c) Seller shall have executed and delivered to the Buyer the stock certificates pursuant to Section 1.3 of this Agreement;

                  (d) Seller shall have performed all of his obligations under this Agreement required to be performed as of the Closing Date, including, but not limited to delivery of all documents set forth in
         Section 5.4;

                  (e) Seller shall have executed and delivered to the Buyer originals of the Merger Agreement, the Management Agreement, the Employment Agreement, the Stock Pledge and Escrow Agreement, the Professional Service Provider Agreement, and the Noncompetition and Nonsolicitation Agreement;

                  (f) Any licenses required by law for the operation of the Corporation shall be in good standing and all regulatory requirements shall have been met in connection with the sale of the Shares to ensure the continued operation of Corporation following the sale of the Shares; and

                  (g) Buyer shall be satisfied with its "due diligence" review of each Corporation.

         In the event Buyer reasonably believes prior to the Closing Date that any of the foregoing conditions is not satisfied, then Buyer shall notify Seller in writing and Seller shall cure such to the reasonable satisfaction of Buyer. If Seller does not cure in thirty (30) days, then Buyer may, at its option, terminate this Agreement, in which event Buyer shall be relieved of all obligations hereunder and this Agreement shall be deemed null, void and of no force or effect.

         5.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. Closing and all obligations of Seller pursuant to this Agreement shall be conditioned upon the following:

                  (a) All representations and warranties contained in Section 4 shall be true and correct as of the date of this Agreement and as of the Closing Date;

                  (b) Buyer shall have delivered the Purchase Price recited in
         Section 2.1 hereof;

                  (c) Buyer shall have performed all of its obligations under this Agreement required to be performed as of the Closing Date, including, but not limited to delivery of all documents set forth in
         Section 5.3;

                  (d) Buyer shall have executed and delivered to the Seller originals of the Merger Agreement, the Management Agreement, the Employment Agreement, the Stock Pledge and Escrow Agreement, the Professional Service Provider Agreement and the Noncompetition and Nonsolicitation Agreement.

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         In the event Seller reasonably believes prior to the Closing Date that any of the foregoing conditions is not satisfied, then Seller shall notify Buyer in writing and Buyer shall cure such to the reasonable satisfaction of Seller. If Buyer does not cure in thirty (30) days then Seller may, at its option, terminate this Agreement in which event Seller shall be relieved of all obligations hereunder and this Agreement shall be deemed null, void and of no force or effect.

         5.3 BUYER'S DELIVERIES. At or prior to the Closing, Buyer shall deliver to Seller the following documents:

         (a) Corporate Resolutions. A copy of directors' resolutions of Buyer, certified by its corporate secretary or assistant secretary as having been duly and validly adopted and as being in full force and effect on the Closing Date, authorizing the execution and delivery by Buyer of this Agreement, the other instruments to be executed and delivered by Buyer as provided herein, and the performance by Buyer of the transactions contemplated hereby;

         (b) Consideration. The consideration described in Section 2.1;

         (c) Opinion of Counsel for Buyer. An opinion of counsel from Buyer dated as of the Closing, in form and substance reasonably satisfactory to Seller's counsel, and where appropriate with reliance upon a certificate from Buyer or the owner of Buyer to the effect that:

                  (1) Buyer is (i) duly incorporated, validly existing, and in good standing under the laws of the State of Illinois, (ii) duly qualified to transact business in Illinois, and is not required to be so qualified in any other jurisdiction, and (iii) duly empowered and authorized to hold and own its properties and carry on its business as now conducted and as proposed to be conducted. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements contemplated hereby.

                  (2) Buyer has the full power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transaction, and, upon the requisite approvals thereof, all corporate actions of Buyer necessary for such execution, delivery and performance will have been duly taken.

                  (3) This Agreement and all agreements related to this Agreement have been duly executed and delivered by Buyer and constitutes the legal, valid, and binding agreement of Buyer enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws effecting the rights of creditors generally). The execution and delivery by Buyer of this Agreement, and the performance of its obligations hereunder, do not require any action or consent of any party other than Buyer pursuant to any contract, agreement or other understanding of Buyer, or pursuant

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         to any order or decree to which Buyer is a party or to which its properties or assets are subject and will not violate any provision of law, the articles of incorporation or bylaws of Buyer or any order of any court or other agency of the government.

                  (4) To the best of such counsel's knowledge, with respect to Buyer there are no actions, suits, claims, proceedings or investigations pending or, to such counsel's knowledge, threatened against Buyer at law or in equity, or before or by a federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any professional licensing or disciplinary authority which would adversely effect the transactions contemplated herein or any party's right to enter into this Agreement; and

                  (5) Buyer is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would effect the rights of Buyer to enter into and perform this Agreement

         (d) Officer's Certificate. A Certificate of Buyer's President and Secretary confirming the matters in Section 5.2(a); and

         (e) Other Purchase Documents. All such documents and instruments Seller and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

         5.4 SELLER'S DELIVERIES. At or prior to the Closing, Seller shall deliver to Buyer the following documents:

         (a) Stock Certificates. Certificates, representing the Shares duly endorsed by Seller for transfer;

         (b) Executed Contracts. Copies of all executed contracts or other material agreements entered into by or on behalf of each Corporation;

         (c) Copy of Leases. Copies of all real estate and equipment leases pertaining to each Corporation;

         (d) Opinion of Counsel for Seller. Buyer shall have received an opinion from counsel for Seller dated as of the Closing, in form and substance reasonably satisfactory to Buyer's counsel, and where appropriate with reliance upon a certificate from Seller or the Corporations to the effect that:

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                  (1) Corporation is (i) duly formed and validly existing as a business corporation under the Illinois Business Corporation Act, (ii) in good standing as a business corporation under the laws of the State of Illinois, (iii) duly empowered and authorized to hold and own its own properties and carry on its business as now conducted and as proposed to be conducted; and (iv) is no longer organized as a service corporation under Illinois law, and that Corporation is now a business corporation organized under Illinois law.

                  (2) Seller has the full power and authority to execute, deliver and perform this Agreement and all other agreements and documents contemplated hereby to which Seller is a party and which are necessary to consummate the contemplated transaction to which Seller is a party; and, all action required of Seller necessary for such execution, delivery and performance will have been duly taken.

                  (3) This Agreement and all agreements related to this Agreement to which Seller is a party have been duly executed and delivered by Seller and constitute the valid and binding agreement of Seller enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws effecting the rights of creditors generally). The execution and delivery by Seller of this Agreement, and the performance of its obligations thereunder, do not require, any action or consent of any party other than Seller pursuant to any contract, agreement or other understanding of Seller, or pursuant to any order or decree to which Seller is a party or to which his properties or assets are subject and will not violate any provisions of the articles of association or bylaws of either Corporation or any order of any court or other agency of the government.

                  (4) To the best of such counsel's knowledge, with respect to Seller (except for the matters included in Schedule 3.5 hereto), there are no actions, suits, claims, proceedings or investigations pending or threatened against Seller at law or in equity, or before or by a federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any professional licensing or disciplinary authority which would adversely effect the transactions contemplated herein or any party's right to enter into this Agreement.

                  (5) Seller is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would effect the rights of Seller to enter into and perform this Agreement.

         (e) Seller's Certificate. A certificate from Seller confirming the matters in Section 5.1(a) hereof.

         (f) Other Purchase Documents. All such documents and instruments Buyer and its counsel may substantially request in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 6.  INDEMNIFICATION; SET-OFF.

         6.1 INDEMNIFICATION OF BUYER. Seller shall indemnify, defend and hold Buyer and its officers, directors, shareholders, agents, employees, representatives, successors and assigns harmless from and against any and all damage, loss, cost, obligation, claims, demands, assessments, judgments or liability (whether based on contract, tort, product liability, strict liability or otherwise), including taxes, and all expenses (including interest, penalties and reasonable attorneys' and accountants' fees and disbursements) incurred by any of the above-named persons, resulting from or in connection with any one or more of the following:

         (a) Misrepresentations, breach of warranties, failure to perform any covenant or agreement of Corporation contained herein;

         (b) Debts, commitments, obligations of Corporation (except those specifically assumed by Buyer), any transaction, event or act that occurred on or prior to the Closing that materially adversely affects the value of the Practice Assets;

         (c) Claims, actions or suits by former employees of Corporation; or

         (d) Corporation's failure to discharge pension or benefit plan obligations.

Buyer agrees to give prompt notice to Seller of the assertion of any claim, or the threat or commencement of any suit, action, proceeding or other matter in respect of which indemnity may be sought under this Section 6.1. Seller may participate in the defense of any such suit, action, proceeding or other matter at Seller's expense. Seller shall not be liable under this Section 6.1 for any settlement effected without Seller's consent of any claim, suit, action, proceeding or other matter in respect of which indemnity may be sought under this Section 6.1, which consent shall not be unreasonably withheld.

         6.2 INDEMNIFICATION OF SELLER. Buyer and Omega shall indemnify, defend and hold Seller harmless from any and all damage, loss, cost, obligation, claims, demands, assessments, judgments or liability (whether based on contract, tort, product liability, strict liability or otherwise), including taxes and all expenses (including interest, penalties and reasonable attorneys' and accountants' fees and disbursements) incurred by Seller, resulting from or in connection with misrepresentations, breach of warranties or failure to perform any covenant or Agreement of Buyer contained herein. Seller agrees to give prompt notice to Buyer of the assertion of any claim, or the threat or commencement of any suit, action, proceeding or other matter in respect of which indemnity may be sought under this Section 6.2. Buyer may participate in the defense of any such suit, action, proceeding or other matter at Buyer's expense. Buyer shall not be liable under this Section 6.2 for any settlement effected without Buyer's consent of any claim, suit, action, proceeding or other matter in respect of which indemnity may be sought under this Section 6.2, which consent shall not be unreasonably withheld.

         6.3 SECURITY FOR INDEMNITY. To secure the indemnity under this Agreement and certain other agreements, Buyer is entitled to exercise its rights set forth in that certain Stock Pledge and Escrow Agreement, dated as of August 29, 1997, to which both Buyer and Seller are parties.

         7.  AMENDMENT AND WAIVER.

         The parties hereto may by mutual agreement amend this Agreement in any respect. Any party hereto may extend the time for the performance of any of the obligations of the other, waive any inaccuracies and representations by the other contained in this Agreement or in any document delivered pursuant hereto which inaccuracies would constitute a breach of this Agreement, waive compliance by the other with any of the covenants contained in this Agreement and performance of any obligations by the other, waive the fulfillment of any condition that is precedent to the performance by the party so waiving any of its obligations under this Agreement. Any agreement on the part of any party for any such amendment, extension or waiver must be in writing and signed by the party agreeing to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         8.  TERMINATION AND ABANDONMENT.

         8.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a) by the mutual written consent of Seller and Buyer;

                  (b) by Buyer, if all of the conditions set forth in Section
         5.1 of this Agreement shall not have been satisfied or waived on or prior to the Closing; or

                  (c) by Seller if all of the conditions set forth in Section
         5.2 of this Agreement shall not have been satisfied or waived on or prior to the Closing.

The following provisions notwithstanding, this Agreement will terminate on August 31, 1997, unless an extension of time is mutually agreed to, as evidenced by written consent of Seller and Buyer. If this Agreement is terminated pursuant to this Section 8.1, it shall become null and void and of no further force or effect, except as provided in Section 8.2.

         8.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement by Seller or Buyer pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties as provided herein and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller or Buyer, and Seller and Buyer shall each return to the other party any documents or copies thereof in possession of such party furnished by such other party in connection with the transaction contemplated by this Agreement. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement with respect to this Agreement or the transactions contemplated hereby except as provided in this Section 8.2; provided, however, that no termination of this Agreement pursuant to the provisions of this Section 8 shall relieve any party of liability for breach of any provision of this Agreement occurring prior to such termination; and provided, further, that any and all confidential or proprietary information obtained from either party must be returned to that party, and each party hereto agrees to maintain any and all confidential or proprietary information obtained from the other party in strictest confidence and not to divulge such information to any third party, except as may be permitted or required by law.

SECTION 9.   PATIENT REFERRALS.

         The parties agree that nothing in this Agreement is intended to violate state or federal health care laws or regulations including, but not limited to, those listed in Section 3.8 herein, nor shall any portion of the consideration be construed as a payment for or inducement of the referral of patients. Seller shall be free to refer patients to whomever it sees fit in the exercise of professional judgment, according to the convenience or preference of the patient, or otherwise.

SECTION 10.  GENERAL PROVISIONS.

         10.1 PARTIES IN INTEREST AND ASSIGNMENT.

                  (a) This Agreement is binding upon, and is for the benefit of, the parties hereto and their respective successors and authorized assigns. Except as otherwise expressly provided, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person other than the parties hereto, any right, remedy, or claim, legal or equitable, under or by reason of this Agreement or any provision thereof.

                  (b) Neither this Agreement nor any of the rights or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by each of the parties hereto, except that Buyer reserves the right to assign this Agreement to any affiliate or successor of itself.

         10.2 CHOICE OF LAW; VENUE. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Illinois. Any mediation or binding arbitration brought with respect to this Agreement shall be conducted in Vermilion County, Illinois.

         10.3 ENTIRE AGREEMENT. This Agreement shall embody the entire agreement between the parties hereto with respect to acquisition of the Shares and cancels and supersedes all other previous agreements and understandings relating to the subject matter of this Agreement, written or oral, between the parties hereto. There are no agreements, representations or warranties between the parties hereto as to the subject matter hereof other than those set forth or provided herein. All Schedules called for by this Agreement and delivered to the parties shall be considered a part hereof with the same force and effect as if the same had been specifically set forth in this Agreement.

         10.4 SURVIVAL. The covenants, representations and warranties contained in this Agreement shall survive the Closing.

         10.5 SECTION HEADINGS. The subject headings contained in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of its provisions.

         10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         10.7 CONFIDENTIALITY. The parties agree to maintain confidential the terms and conditions of this Agreement and not to disclose any of such terms and conditions to any third-party without the prior written consent of the other party.

         10.8 GENDER. Masculine pronouns used in this Agreement shall be construed to include feminine and neuter pronouns, and words in the singular shall include the plural, unless the context requires otherwise.

         10.9 NOTICES. Any notices hereunder shall be deemed to have been given by one party to the other if it is in writing and it is (a) delivered or tendered in person, or (b) deposited in the United States Mail in a sealed envelope, with postage prepaid, in either case addressed as follows:

If to Buyer:                   Omega Health Systems of Illinois, Inc.
                               5100 Poplar Avenue, Suite 2100
                               Memphis, Tennessee  38137
                               Attn:  Thomas P. Lewis

With a copy to:                Baker, Donelson, Bearman & Caldwell
                               2000 First Tennessee Building

                               Memphis, Tennessee  38103
                               Attn:    Robert Walker

If to Seller:                  David M. Dillman, M.D.
                               Ocular Care Associates, S.C.
                               600 North Logan
                               Danville, Illinois 61832

With a copy to:                             Erwin, Martinkus, Cole & Ansel
                                            411 West University
                                            Champaign, Illinois 61820
                                            Attn: Sam Erwin

or to such other address as the parties shall have previously designated by notice to the serving party, given in accordance with this Section 10.9. Notices shall be deemed to have been given on the date of delivery if delivered personally, or on the third day after mailing as provided above; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by a party.

         10.10 MEDIATION AND ARBITRATION. In the event a dispute arises out of or relating to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Unless the parties reach an agreement reduced to writing, This mediation will be non-binding, but the parties must participate in good faith in non-binding mediation, before resorting to binding arbitration. Any controversy or claim arising out of or relating to this Agreement, or its breach, not satisfied through either negotiation or mediation, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. As soon as reasonably practicable after submission of a demand for binding arbitration, Buyer and Seller shall select one arbitrator, agreeable to both parties. This arbitrator will be selected from lists prepared by the American Arbitration Association. From the American Arbitration Association list the parties will submit to the American Arbitration Association a ranked list of arbitrators which are acceptable. The highest ranking acceptable candidate will be selected by the American Arbitration Association. If no arbitrators from the list composed by the American Arbitration Association are acceptable by either of the parties, the American Arbitration Association will compile a second list. This procedure will be followed until the parties have selected an arbitrator. The results of the arbitrator's finding will be binding on the parties.

         10.11 PREVAILING PARTY. The parties agree that if either party should institute arbitration proceedings to enforce or interpret any provisions of this Agreement, the prevailing party in such arbitration shall be entitled to receive, in addition to any other relief awarded such party, reasonable attorneys' fees and expenses for the prosecution or defense of such arbitration.

         10.12 EXPENSES. Except as otherwise provided herein, each of the parties shall pay its own costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in consummating the transactions contemplated by this Agreement.

         IN WITNESS THEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                      BUYER:

                                      OMEGA HEALTH SYSTEMS OF ILLINOIS,
                                      INC.

                                       By:
                                          ------------------------------------
                                          Ronald L. Edmonds,
                                          Vice President

                                       SELLER:


                                       ---------------------------------------
                                       DAVID M. DILLMAN, M.D.

                              JOINDER AND GUARANTEE


         OMEGA HEALTH SYSTEMS, INC., which has been represented by counsel in connection with this transaction, and has read this Agreement and discussed it with counsel, for good and valuable consideration joins in this Agreement for purposes of (i) guaranteeing the payment of the consideration set forth in
Section 2, (ii) confirming and guaranteeing the representations and warranties relating to Omega Health Systems, Inc. in this Agreement, (iii) confirming and guaranteeing the representations and warranties made by Buyer, and (iv) confirming and guaranteeing the performance of the indemnity obligations of Buyer and Omega Health Systems, Inc.

DATED:  August 29, 1997                     OMEGA HEALTH SYSTEMS, INC.

                                            By:
                                               -------------------------------
                                               Ronald L. Edmonds,
                                               Executive Vice President
                                               and Chief Financial Officer